UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 21, 2008

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Commission file number 0-16079

Delaware	84-0915893
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 792-7400

Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Please see description below in Item 5.02 regarding the employment agreement, incorporated into this Item by reference.

ITEM 5.02.	Departure of Directors or Principal Officers; Appointment of Principal Officers

On February 21, 2008, Air Methods Corporation (the “Company”) announced that, effective March 31, 2008, Paul Tate will resign his position as a member of the board of directors of the Company and will assume the role of Chief Operating Officer for the Company. No disagreement exists between Mr. Tate and the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Tate, age 56, has served as a director of the Company since August 2003. He has served as the Executive Vice President and Chief Financial Officer of Frontier Airlines, Inc. since October 2001, but has resigned effective March 21, 2008. Mr. Tate holds a Masters of Business Administration degree and an undergraduate degree in Economics from Northwestern University and has over 20 years of aviation experience in both financial and operational roles.

On February 22, 2008, the Company and Mr. Tate entered into an employment agreement (the “Agreement”) for an initial term of one year starting on March 31, 2008, which is subject to successive one-year extensions.  Under the terms of the Agreement, Mr. Tate will receive an annual base salary of $295,000 and be eligible to receive an annual bonus. Mr. Tate is entitled to participate in the Company’s 2006 Equity Compensation Plan (the “Plan”) and is also entitled to participate in benefit plans comparable to that available to other executive officers of the Company. The Agreement may be terminated either by the Company or by Mr. Tate upon 90 days’ written notice, or immediately by the Company for cause. In the event the Agreement is terminated without cause, Mr. Tate is entitled to severance payments for twelve months following termination at an annual rate equal to his highest cash compensation during any twelve-month period of his employment. In the event of termination resulting from a change in control of the Company, Mr. Tate is entitled to severance payments for 24 months following termination at an annual rate equal to his highest cash compensation during any twelve-month period of his employment. During the term of employment and for twelve months following the termination of employment, Mr. Tate may not engage in any business which competes with the Company anywhere in the United States.

The Agreement provides for the grant of 25,000 options to Mr. Tate, as of  March 31, 2008, pursuant to the Plan; one third (1/3) of the options will vest and become exercisable on each of March 31, 2009, March 31, 2010, and March 31, 2011. The options will be exercisable at a price of the fair market value of the common stock on March 31, 2008. In addition, Mr. Tate will receive 3,500 shares of restricted stock, scheduled to vest annually in one third (1/3) increments beginning on March 31, 2009.

The foregoing is a summary of the material terms of the Agreement and is by its nature incomplete. For further information regarding the terms and conditions of the Agreement, please refer to the Agreement which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)  The following exhibit is filed as part of this report:

10.1	Employment Agreement between the Company and Paul Tate, dated February 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: February 27, 2008	By	\s\ Trent Carman
On behalf of the Company, and as Chief Financial Officer